~~_________________________________________________________________________________________________________________________________________________________~~
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
Realogy Holdings Corp.
(Name of Registrant as Specified In Its Charter)
___________________________
Payment of Filing Fee (Check all boxes that apply):
☑    No fee required
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
~~_________________________________________________________________________________________________________________________________________________________~~

Realogy Holdings Corp.
175 Park Avenue
Madison, NJ 07940
(973) 407-2000
________________
AMENDMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2022
_________________
To our Stockholders:
This amendment to our Proxy Statement dated March 18, 2022 for the Annual Meeting of Stockholders to be held on May 4, 2022 is provided to you solely in order to update certain information regarding one of our directors, Christopher S. Terrill, as set forth on page 33 of the Proxy Statement.
Specifically, Mr. Terrill joined the board of directors of Yelp Inc. effective March 11, 2022.
In addition to his service on our Board of Directors and the Yelp Inc. board of directors, Mr. Terrill continues to serve on the board of directors of Z-Work Acquisition Corp., Vacasa, Inc., and Terminix Global Holdings Inc. Mr. Terrill expects that his service with the board of directors of Terminix will conclude following the closing of the previously announced acquisition of Terminix by Rentokil Initial plc, which is currently expected to occur later this year.

Dated: April 5, 2022